FOR IMMEDIATE RELEASE

RCS Capital Corporation Announces Executive Changes
and Key Leadership Appointments

Strengthened Management Structure to Support Continued Growth of RCAP’s Industry-Leading Platform

New York, New York, September 23, 2014 – RCS Capital Corporation (“RCAP”) (NYSE: RCAP) today announced the following executive changes and key leadership appointments:

•	Michael Weil, RCAP’s President, has been appointed Chief Executive Officer of RCAP, effective immediately, succeeding William M. Kahane. Mr. Weil will be responsible for developing and implementing RCAP’s strategic vision and overseeing the execution of RCAP’s business plan. Mr. Kahane will remain a Director of RCAP.

•	Bill Dwyer, a recognized industry leader, has been appointed Chief Executive Officer of Realty Capital Securities, LLC (“RCS”), the leading wholesale distributor of direct investment offerings, including public non-listed real estate investment trusts, business development companies and mutual funds. RCS is an operating division of RCAP. Mr. Dwyer will be responsible for overseeing the development and execution of RCAP’s wholesale distribution strategic plan. Prior to joining RCAP, Mr. Dwyer enjoyed a 20-year tenure at LPL Financial where most recently he served as President of LPL Financial Independent Advisor Services.

•	John H. Grady has been appointed Chief Strategy and Risk Officer of RCAP. Mr. Grady will be responsible for developing and implementing important strategic initiatives across the RCAP platform. He will also oversee the risk functions associated with the retail and wholesale distribution businesses and supervise all compliance and risk management programs across the business. Prior to his appointment as Chief Strategy and Risk Officer, Mr. Grady held various executive management positions at RCAP and AR Capital, LLC (“AR Capital”) where he is currently serving as President of National Fund Advisors, an institutional asset manager and registered investment advisor.

•	Sanjay Yodh has been appointed Executive Vice President of RCAP liquid alternative investments where he will be responsible for overseeing RCAP’s liquid alternative sales strategy. Prior to his role at RCAP, Mr. Yodh was Head of Institutional Sales at ProShares, where he played a key role in building the company’s institutional sales division, working with pension funds, endowments and investment consultants on the benefits of alternative investments. Mr. Yodh also has executive management responsibility at AR Capital and was recently appointed Chief Operating Officer of National Fund Advisors.

“Over the past three years we’ve made tremendous progress in building an industry-leading platform and expanding our portfolio of direct investment solutions available to retail investors,” said out-going Chief Executive Officer William M. Kahane. “In fact, since our inception in 2007, we’ve raised over $20 billion through the sale of over 30 direct investment programs to over 2 million investors, establishing our position as an industry-leading provider of investment advice and solutions to the mass affluent retail investor. My decision to step down as Chief Executive Officer reflects my confidence in our outstanding management team. Under Mike’s leadership, I firmly believe RCAP will continue to execute and deliver real value to shareholders, and I look forward to continuing to work with this exceptional team as a member of the Board of Directors.”

“I am honored to be appointed CEO of RCAP and would like to thank Bill for his tireless leadership and invaluable contributions to our growth and development,” said Michael Weil. “With our deep bench of seasoned executives, we are poised to continue to capitalize on the significant market opportunities ahead for RCAP. I look forward to building on RCAP’s strong momentum as we enter our next phase of growth, and I welcome Bill Dwyer, Sanjay Yodh, and John Grady to our executive management team.”

"As the new CEO of Realty Capital Securities, I am excited to lead one of the industry’s largest diversified wholesale distribution businesses,” said Bill Dwyer. “As I take on this new and exciting role, I am pleased that I will be able to draw upon my 20 years of experience supporting advisors in the retail broker-dealer channel. The prospects for continued significant growth and the opportunity to expand RCAP’s wholesale distribution of liquid and illiquid alternative investments with existing and new partners in the independent broker-dealer, wire-house, registered investment advisor and bank channels attracted me to RCAP. I look forward to helping RCAP create and distribute more holistic investment solutions that meet the increasing needs of our investors and advisors."

About Bill Dwyer

Prior to joining RCAP, Mr. Dwyer served as President of LPL Financial Independent Advisor Services (“LPL Financial”), where he was responsible for setting strategic direction for the management, satisfaction, retention and recruitment of the firm’s independent advisors. During his over 20 years at LPL Financial, Mr. Dwyer managed numerous business units including Business Development, Branch Development, Marketing, Advisory Services, Sponsor Relations, Product Marketing, Compliance, Research, Advisor Facing Technology, Financial Institution Services, Retirement Partners and Registered Investment Advisor Services. Mr. Dwyer also managed LPL Financial’s subsidiary and affiliated broker-dealer companies including the Private Trust Company, Mutual Service Corporation, Associated Securities Corporation and Waterstone Financial Group. In addition, Mr. Dwyer served as Chairman of the Financial Services Institute and as Chairman of the Private Client Services Committee at the Securities Industry and Financial Markets Association. Prior to joining LPL Financial in 1992, Mr. Dwyer spent eight years as an investment representative. He is currently on the Board of Big Brothers Big Sisters of Massachusetts Bay and has served in various roles for the agency for over 20 years. He also serves as Chairman of the Board of the Invest In Others Charitable Foundation, an organization focused on encouraging and supporting the philanthropic and volunteer activities of financial advisors in their local community. Additionally, Mr. Dwyer currently serves on the President’s Roundtable at Boston College. He holds a Bachelor of Arts and Sciences degree from Boston College and holds FINRA series 3, 7 and 63 licenses.

About John H. Grady

Prior to joining the RCAP and AR Capital companies, John H. Grady served as Chief Operating Officer and General Counsel of Steben & Company (2009 – 2012); Senior Adviser, Coil Investment Group (2008 – 2009); and CEO and President, Nationwide Funds Group (2006 - 2008). He was a senior executive at Turner Investment Partners/Constellation Funds Group (2001 - 2006), and was a partner with the law firm of Morgan, Lewis LLP (1995 – 2001). Mr. Grady received his J.D. in 1985 from the University of Pennsylvania Law School, and graduated from Colgate University in 1982. Mr. Grady has FINRA 7, 24 and 63 licenses, and is a member of the PA, MD, and DC bar associations.

About Sanjay Yodh

Prior to joining RCAP, Mr. Yodh served as Head of the New York Office and the Institutional Business at Proshares Advisors, the largest liquid alternative exchange traded fund company in the US. Prior to this role, Mr. Yodh was a Managing Director at Guggenheim Investments where he led distribution teams and alternative funds businesses. Mr. Yodh was formerly a Managing Director and Head of Business Development for Deutsche Bank’s Global Insurance Asset Management Division. He also worked at JP Morgan in New York and London, most recently as an investment specialist, interacting with defined contribution and defined benefit clients.  Sanjay holds a bachelor’s of science degree in industrial engineering from the New Jersey Institute of Technology. He is FINRA series 3, 7, 24, 63 and 65 licensed.

About RCAP

RCAP is an investment firm expressly focused on the retail investor. RCAP is engaged in the wholesale distribution, investment banking and capital markets businesses, and a research business focused on alternative investments. Following the closing of recent acquisitions of independent broker-dealers and an investment manager, RCAP is also engaged in the independent retail advice and investment management businesses. RCAP's business is designed to capitalize, support, grow and manage direct investment and alternative investment programs, and to serve independent financial advisors and their clients. Additional information about RCAP can be found on its website at www.rcscapital.com. RCAP may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

Forward-Looking Statements

The statement in this press release include statements regarding the intent, belief or current expectations of RCAP and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “look forward” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements due to certain factors, including RCAP’s ability to integrate businesses acquired in recent and pending acquisitions into its existing businesses. Additional factors that may affect future results are contained in RCAP’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Media Inquiries:	Investor Inquiries:

Anthony J. DeFazio SVP of Public Relations DDCwork tdefazio@ddcworks.com (484) 342-3600	Andrew G. Backman Managing Director Investor Relations and Public Relations RCS Capital Corporation ABackman@rcscapital.com (917) 475-2135	Brian D. Jones Chief Financial Officer RCS Capital Corporation BJones@rcscapital.com (646) 937-6903